Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 13, 2014

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, New York 10038

Re:	National General Holdings Corp.
Registration Statement on Form S-1 (Registration No. 333-196326)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”) that was filed by National General Holdings Corp., a Delaware corporation (the “Company”) (Registration No. 333-196326) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 4,600,000 shares of Fixed Rate Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, liquidation preference of $25 per share to be issued by the Company (including 600,000 shares to be subject to the underwriters’ over-allotment option) (the “Shares”).

We are familiar with (i) the Registration Statement, (ii) the prospectus included in the Registration Statement (the “Prospectus”), (iii) the form of the Underwriting Agreement, by and among the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriting Agreement”), (iv) certain resolutions of the Board of Directors of the Company adopted on May 28, 2014, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things the creation, offer, issuance, sale and distribution of the Shares and the establishment of a Pricing Committee of the Board of Directors, (v) the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, in each case as currently in effect and as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, and (vi) the form of the Certificate of Designations relating to the Shares (the “Certificate of Designations”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The issuance of the Shares covered by the Registration Statement have been duly authorized and, when issued and delivered as contemplated by the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. The issuance of the Shares covered by the Registration Statement in connection with any exercise of the option to purchase additional Shares granted by the Company to the underwriters pursuant to the Underwriting Agreement have been duly authorized by the Company, and when issued and delivered as contemplated by the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the underwriters’ option to purchase additional Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Underwriting Agreement will have been duly executed and delivered by the Company and the underwriters; and (iii) the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the laws of the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP

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